Exhibit 99.1

For Immediate Release	Contact:	Media Inquiries
Ashley Barrie
561-365-1260
Ashley.Barrie@Carrier.com

Investor Relations
Sam Pearlstein
561-365-2251
Sam.Pearlstein@Carrier.com

Carrier Signs Definitive Agreement to Sell Remaining Stake in
Beijer Ref AB

Transaction valued at approximately $1.1 billion USD

PALM BEACH GARDENS, Fla., Dec. 7, 2020 — Carrier Global Corporation (NYSE: CARR), a leading global provider of healthy, safe and sustainable building and cold chain solutions, has signed a definitive agreement to sell its remaining interest in Beijer Ref AB (“Beijer Ref”), consisting of A and B shares, to a fund managed by global investment firm EQT. The sale follows an accelerated equity offering that occurred in September 2020 through which Carrier sold 9.25 million B shares of Beijer Ref and received proceeds of approximately $300 million.  Under the terms of the agreement with EQT, Carrier’s remaining interest will be sold for a total value of approximately $1.1 billion. The transaction is expected to close by the end of December 2020, subject to the receipt of a required regulatory approval. Beijer Ref provides commercial and industrial refrigeration as well as heating and air conditioning products and is listed on the Nasdaq Stockholm.

“The sale of our stake in Beijer follows our deliberate and consistent approach to capital allocation and portfolio management. We have determined that we can create more value for our shareowners by deploying the net cash proceeds toward our growth initiatives and debt reduction activities than by maintaining a passive interest. We look forward to continuing our longstanding distribution relationship with Beijer,” said Carrier President & CEO Dave Gitlin.

Citigroup Global Markets, Inc., acted as financial advisor to Carrier for the transaction.

About Carrier
As the leading global provider of healthy, safe and sustainable building and cold chain solutions, Carrier Global Corporation is committed to making the world safer, sustainable and more comfortable for generations to come. From the beginning, we’ve led in inventing new technologies and entirely new industries. Today, we continue to lead because we have a world-class, diverse workforce that puts the customer at the center of everything we do. For more information, visit www.corporate.carrier.com or follow Carrier on social media at @Carrier.

Cautionary Statement Regarding Forward-Looking Statements
 This communication contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws.  From time to time, oral or written forward-looking statements may also be included in other information released to the public.  These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid.  Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "outlook," "confident," "scenario" and other words of similar meaning in connection with a discussion of future operating or financial performance or the Separation from United Technologies (the “Separation”). Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, use of proceeds, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Carrier, the estimated costs associated with the Separation, Carrier's plans with respect to our indebtedness and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the receipt of the required regulatory approval for the sale of the remaining interest in Beijer Ref and the timing thereof and the timing of the closing of such sale; (2) the effect of economic conditions in the industries and markets in which Carrier and its businesses operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction, the impact of weather conditions, pandemic health issues (including COVID-19 and its effects, among other things, on production and on global supply, demand, and distribution disruptions as the outbreak continues and results in an increasingly prolonged period of travel, commercial and/or other similar restrictions and limitations), natural disasters and the financial condition of our customers and suppliers; (3) future levels of indebtedness, capital spending and research and development spending; (4) future availability of credit and factors that may affect such availability, including credit market conditions and Carrier's capital structure and credit ratings; (5) cost reduction efforts and restructuring costs and savings and other consequences thereof; (6) new business and investment opportunities; (7) the effect of changes in political conditions in the U.S. and other countries in which Carrier and its businesses operate, including the effect of changes in U.S. trade policies or the United Kingdom's withdrawal from the European Union, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (8) the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which we and our businesses operate; (9) the scope, nature, impact or timing of acquisition and divestiture activity, including among other things integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs; and (10) risks associated with indebtedness, including that incurred as a result of financing transactions undertaken in connection with the Separation, as well as our ability to reduce indebtedness and the timing thereof.  The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Carrier's registration statement on Form 10 and the reports of Carrier on Forms, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Carrier assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.